Exhibit 10.1

THIRD AMENDMENT TO

UNITED CONTINENTAL HOLDINGS, INC.

PERFORMANCE-BASED RSU PROGRAM

WHEREAS, the United Continental Holdings, Inc. Performance-Based RSU Program (the “Program”) has heretofore been adopted by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of United Continental Holdings, Inc. (the “Company”) to implement in part the “RSU” and “Performance Compensation Award” provisions of the United Continental Holdings, Inc. 2008 Incentive Compensation Plan, as amended from time to time (the “ICP”); and

WHEREAS, the Committee is authorized to amend the Program; and

WHEREAS, the Program currently authorizes Awards that provide incentive compensation opportunities based on the Company’s return on invested capital (“ROIC”) performance; and

WHEREAS, the Committee desires to amend the Program to provide flexibility to grant Awards that provide incentive compensation opportunities based on other performance measures that are authorized pursuant to the terms of the ICP;

NOW, THEREFORE, the Program shall be amended as follows, effective with respect to Performance Periods (as such term is defined in the Program) beginning on or after January 1, 2015:

1. Section 2.1(x) of the Program shall be deleted and the following shall be substituted therefor:

“(x) “Performance Target” means, with respect to a Performance Period, the minimum level of ROIC or such other performance measure as established by the Committee that must be achieved for such Performance Period in order for a Participant to receive a Payment Amount for such Performance Period. Achievement of the Performance Target for a Performance Period means that the ROIC or other performance measure with respect to such Performance Period equals or exceeds, as applicable, the Entry Level ROIC or the entry level of such other performance measure as established by the Committee for such Performance Period.

2. Section 2.1(kk) of the Program shall be deleted and the following shall be substituted therefor:

“(kk) “Vested Percentage” means, with respect to each Participant for a Performance Period: (i) if the Performance Target for such Performance Period is not satisfied, then zero percent (0%); and (ii) if the Performance Target for such Performance Period is satisfied, then the percentage determined in accordance with the following table (the Administrator may provide for varying percentages (including through straight line interpolation) between levels):

Level of Performance Achieved	Percentage
Entry Level ROIC or other specified performance measure	Participant’s Entry Level RSU Percentage

Target Level ROIC or other specified performance measure	Participant’s Target Level RSU Percentage

Stretch Level ROIC or other specified performance measure (or higher)	Participant’s Stretch Level RSU Percentage”

3. The first sentence of the last paragraph contained in Section 3.1 of the Program shall be deleted and the following shall be substituted therefore:

“Within 90 days after the first day of each Performance Period commencing on or after January 1, 2011 (but in no event after the date required for a performance goal to be considered pre-established under section 162(m) of the Code):

(i) the Committee shall establish in writing for purposes of the Program:

(A)	the applicable Entry Level ROIC, Change of Control Level ROIC, Target Level ROIC and Stretch Level ROIC for each such Performance Period, and/or

(B)	the applicable entry, target, stretch and change of control levels of performance applicable to such other performance measure as may be selected by the Committee for each such Performance Period, and provided, that in each case the stretch level shall be equal to or higher than the target level, which in turn shall be equal to or higher than the entry level; and

(ii) the Administrator shall establish in writing the Entry Level RSU Percentage, Target Level RSU Percentage and Stretch Level RSU Percentage for each Participant with respect to such Performance Period and with respect to each performance measure, as applicable (provided, however, that the Administrator may select a Participant to participate and establish the percentages under this clause (ii) after such 90-day period), and each of the items established under this clause (ii) may, but are not required to, be established by officer level; and

(iii) the Committee shall establish in writing the Maximum Payment Amount, if any, applicable to each RSU subject to an Award for such Performance Period.

4. Clause (e) of Section 3.2 of the Program shall be deleted and the following shall be substituted therefore:

“(e) to determine the Entry Level ROIC, Target Level ROIC, Stretch Level ROIC, Change of Control Level ROIC and/or the entry, target, stretch and change of control level of such other performance measure as selected by the Committee; and the Entry Level RSU Percentages, Target Level RSU Percentages and Stretch Level RSU Percentages with respect to each relevant Performance Period,”

5. Clause (b) of Section 4.2 of the Program shall be deleted and the following shall be substituted therefore:

“(b) the applicable Entry Level ROIC, Target Level ROIC, Stretch Level ROIC and Change of Control Level ROIC, or the applicable entry, target, stretch and change of control levels of performance applicable to such other performance measure as has been selected by the Committee with respect to such Award,”

6. Clause (i) of Section 5.3(a) of the Program shall be deleted and the following shall be substituted therefore:

“(i) the Performance Target for each Performance Period that began prior to the date of such Participant’s death or Disability and which has not ended as of such date shall be deemed to have been satisfied (determined based upon achievement of the target level of performance as applicable to such Award)”

7. Clause (i) of Section 5.3(b) of the Program shall be deleted and the following shall be substituted therefore:

“(i) obtain a Vested Percentage with respect to each related Award based on the actual level of performance achieved (or, if Section 5.4(a) applies to any corresponding Award held by a Participant who has not terminated employment, then based on the deemed achievement of the Change of Control Level ROIC or the change of control level established with respect to such other performance measure as may have been established by the Committee with respect to such Award)”

8. Clause (i) of Section 5.4(a) of the Program shall be deleted and the following shall be substituted therefore:

“(i) the Performance Target for each Performance Period that began prior to the date of such Change of Control and which has not ended as of such date shall be deemed to have been achieved at the Change of Control Level ROIC level of performance or, as applicable, the change of control level established with respect to such other performance measure as may have been established by the Committee with respect to such Award for such Performance Period and”

9. The definitions, terms and conditions set forth on Exhibit A shall apply to Awards that provide incentive compensation opportunities based on the Company’s relative pre-tax margin performance.

10. As amended hereby, the Program is specifically ratified and reaffirmed.

EXHIBIT A

to

United Continental Holdings, Inc.

Performance-Based RSU Program

Relative Pre-Tax Margin Performance

1. Purpose. The purpose of this Exhibit A to the United Continental Holdings, Inc. Performance Based RSU Program (the “Program”) is to set forth supplemental definitions and terms applicable to Awards granted under the Program that measure performance based on the Company’s relative Pre-Tax Margin as compared to an Industry Group. Capitalized terms not defined in this Exhibit shall have the respective meanings specified in the Program or the Plan.

2. Certain Definitions. For purposes of the Program and this Exhibit A, the following capitalized terms shall have the respective meanings set forth below.

(a) “Industry Group” means, with respect to each Performance Period, the companies determined in accordance with the provisions of Section 3 of this Exhibit A for such Performance Period.

(b) “Industry Pre-tax Margin” with respect to a Performance Period means, as established by the Committee within 90 days after the commencement of the Performance Period (but in no event after the date required for a performance goal to be considered pre-established under section 162(m) of the Code), either:

(A)	the percentage determined by dividing (i) the cumulative Pre-tax Income of all companies in the Industry Group for such Performance Period by (ii) all such companies’ cumulative revenues (determined for all such companies as provided in Section 2.1(z)(A) with respect to the Company) over such Performance Period; or

(B)	(i) the percentage determined under clause (A) above, minus (ii) the percentage determined by dividing (a) the cumulative Pre-tax Income of all companies in the Industry Group for the calendar year immediately preceding the first day of such Performance Period by (b) all such companies’ cumulative revenues (determined for all such companies as provided in Section 2.1(z)(A) with respect to the Company) over such calendar year (with the calculation in this clause (B) representing the Industry Group average Pre-tax Margin change over the Performance Period).

If the fiscal year of a company in the Industry Group is not the calendar year, then such company’s cumulative revenues for a Performance Period shall be determined based upon the fiscal quarters of such company that coincide with the fiscal quarters contained in such Performance Period.”

(c) “Pre-tax Income” means, with respect to the Company and each company in the Industry Group and each Performance Period, the aggregate consolidated net income adjusted to exclude reported income taxes of the Company or such company for such Performance Period. Pre-tax Income shall be determined based on the regularly prepared and publicly available statements of operations of the Company and each company in the Industry Group prepared in accordance with applicable accounting rules; provided, however, that Pre-tax Income shall be adjusted to exclude (i) write-offs of assets (including aircraft and associated parts), (ii) one-time gains or losses from the disposal of assets, and (iii) any other item of gain, income, loss, or expense determined to be special, extraordinary or unusual in nature or infrequent in occurrence, in each case under clauses (i), (ii) and (iii) as determined by the Committee in accordance with applicable accounting rules. If the fiscal year of a company in the Industry Group is not the calendar year, then such company’s Pre-tax Income for a Performance Period shall be determined based upon the fiscal quarters of such company that coincide with the fiscal quarters in such Performance Period.

(d) “Pre-tax Margin” with respect to the Company and with respect to a Performance Period means, as established by the Committee within 90 days after the commencement of the Performance Period (but in no event after the date required for a performance goal to be considered pre-established under section 162(m) of the Code), either:

(A) the cumulative Pre-tax Income for the Company for such Performance Period divided by the Company’s cumulative revenues (determined on a consolidated basis based on the regularly prepared and publicly available statements of operations of the Company prepared in accordance with applicable accounting rules) over such Performance Period; provided, however, that, such cumulative revenues shall be adjusted to exclude any item determined to be special, extraordinary or unusual in nature or infrequent in occurrence as determined by the Committee in accordance with applicable accounting rules; or

(B) (i) the percentage determined under clause (A) above, minus (ii) the percentage determined by dividing (a) the cumulative Pre-tax Income of the Company for the calendar year immediately preceding the commencement of such Performance Period by (b) the Company’s cumulative revenues (determined as provided in clause (A) above) over such calendar year (with the calculation in this clause (B) representing the Company’s average Pre-tax Margin change over the Performance Period).” “Pre-tax Income” means, with respect to the Company and each company in the Industry Group and each Performance Period, the aggregate consolidated net income adjusted to exclude reported income taxes of the Company or such company for such Performance Period. Pre-tax Income shall be determined based on the regularly prepared and publicly available statements of operations of the Company and each company in the Industry Group prepared in accordance with applicable accounting rules; provided, however, that Pre-tax Income shall be adjusted to exclude (i) write-offs of assets (including aircraft and associated parts), (ii) one-time gains or losses from the disposal of assets, and (iii) any other item of gain, income, loss, or expense determined to be special, extraordinary or unusual in nature or infrequent in occurrence, in each case under clauses (i), (ii) and (iii) as determined by the Committee in accordance with applicable accounting rules. If the fiscal year of a company in the Industry Group is not the calendar year, then such company’s Pre-tax Income for a Performance Period shall be determined based upon the fiscal quarters of such company that coincide with the fiscal quarters in such Performance Period.

3. Industry Group.

(a) Initial Designation. The Industry Group shall consist of Alaska Air Group, Inc., American Airlines Group, Inc., Delta Air Lines, Inc., Southwest Airlines Co., and JetBlue Airways Corporation; provided, however, that (A) within 90 days after the commencement of each Performance Period (but in no event after the date required for a performance goal to be considered pre-established under section 162(m) of the Code), the Committee may in its discretion add any air carrier to, or remove any such company from, the Industry Group for such Performance Period and (B) the Industry Group for each Performance Period shall be subject to adjustment as provided in Section 3(b).

(b) Adjustments to the Industry Group During a Performance Period. Except as provided in clause (A) of the proviso to Section 3(a) above, no company shall be added to, or removed from, the Industry Group for a Performance Period during such period; provided, however, that a company shall be removed from the Industry Group for a Performance Period if (A) during such period, (i) such company ceases to maintain publicly available statements of operations prepared in accordance with applicable accounting rules, (ii) such company is not the surviving entity in any merger, consolidation, or other non-bankruptcy reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of such company), unless such company separately maintains for the Performance Period publicly available statements of operations prepared in accordance with applicable accounting rules, (iii) such company sells, leases, or exchanges all or substantially all of its assets to any other person or entity (other than a previously wholly owned subsidiary of such company), or (iv) such company is dissolved and liquidated, or (B) more than 20% of such company’s revenues (determined on a consolidated basis based on the regularly prepared and publicly available statements of operations of such company prepared in accordance with applicable accounting rules) for any fiscal year of such company that ends during such Performance Period are attributable to the operation of businesses other than such company’s airline business.